UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               December 14, 1999



                           Exigent International, Inc.
             (Exact name of Registrant as specified in its charter)



          Delaware                       333-5733               59-3379927
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


              -----------------------------------------------------

                                 1225 Evans Road
                          Melbourne, Florida 32904-2314
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  407-952-7550

This Current Report on Form 8-K/A is filed by Exigent International, Inc. (the "Company") as an amendment to that certain Current Report on Form 8-K filed by the Company on December 14, 1999.

Item 2.  Acquisition or Disposition of Assets.

On December 14, 1999, the Company filed a Current Report on Form 8-K reporting that it had consummated its acquisition of GEC North America Corporation. The required financial statements and pro forma financial information relative to the acquisition are filed herewith as set forth below.

Item 7. Financial  Statements,  Pro Forma Financial  Information and
Exhibits.

    a.   Financial Statements of Business Acquired

     The following audited financial statements of GEC North America Corporation ("GEC") as of and for the year ended December 31, 1998 and the nine months ended October 2, 1999 are provided herein:

          (1) Independent Auditor's Report

          (2) Balance Sheets as of December 31, 1998 and October 2, 1999

          (3) Statements of Income for the year ended December 31, 1998 and the nine months ended October 2, 1999

          (4) Statements of Stockholders' Equity (Deficit) for the year ended December 31, 1998 and the nine months ended October 2, 1999

          (5) Statements of Cash Flows for the year ended December 31, 1998 and the nine months ended October 2, 1999

          (6) Notes to Financial Statements for the year ended December 31, 1998 and the nine months ended October 2, 1999

     b.   Pro Forma Financial Information

     The following unaudited combined pro forma financial statements relative to the acquisition for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999 are provided herein:

          (1)  Balance Sheet as of September 30, 1999

          (2) Statements of Income for the year ended December 31, 1998 and the nine months ended September 30, 1999

          (3) Notes to the unaudited combined pro forma financial statements for the year ended December 31, 1998 and the nine months ended September 30, 1999

The following unaudited combined pro forma financial statements give effect to the acquisition by the Company of all of the outstanding stock of GEC, as if the acquisition had occurred on January 1 of the period presented. The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. The unaudited combined pro forma financial data presented herein are not necessarily indicative of the results that the Company would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the Company.

     c.   Exhibits

          2.1 Agreement for Purchase and Sale of Stock dated as of November 19, 1999 among GEC Acquisition Corporation, Exigent International, Inc., GEC North America Corporation, Roger A. Gilmartin, Jacqueline R. Gilmartin, Deborah M. Bowen and Mark W. Brydges.

          23.1 Consent of McGladrey & Pullen, LLP

Item 7(a) - Financial Statements of Business Acquired


                          Independent Auditor's Report



To the Board of Directors
GEC North America Corporation
Charlotte, North Carolina

We have audited the accompanying balance sheets of GEC North America Corporation as of October 2, 1999 and December 31, 1998, and the related statements of income, stockholders' equity (deficit) and cash flows for the nine month period and year then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GEC North America Corporation as of October 2, 1999 and December 31, 1998, and the results of its operations and its cash flows for the nine months and year then ended, respectively, in conformity with generally accepted accounting principles.

McGladrey & Pullen, LLP


Charlotte, North Carolina
December 7, 1999, except for Note 13,
as to which the date is December 9, 1999


GEC North America Corporation
Balance sheets
October 2, 1999 and December 31, 1998


ASSETS (Note 4)                                                            1999               1998
---------------------------------------------------------------------------------------------------------
Current Assets
   Cash                                                              $         149,207      $     113,592
   Accounts receivable, net of allowance for doubtful accounts
      of $75,000 in 1999 (Notes 2 and 9)                                       709,625            581,115
   Work in process                                                             205,354            182,676
   Prepaid income taxes (Note 8)                                                 4,579                  -
   Prepaid expenses                                                                  -              5,572
                                                                     ------------------------------------
              Total current assets                                           1,068,765            882,955
                                                                     ------------------------------------
Equipment
   Computer equipment and software                                              18,233             17,035
   Furniture and fixtures                                                       27,895             19,025
   Equipment acquired under capital leases (Note 5)                            104,733            104,733
                                                                     ------------------------------------
                                                                               150,861            140,793
   Less accumulated depreciation, including amortization of assets
      acquired under capital leases 1999 $87,304, 1998 $70,090                  97,960             74,030
                                                                     ------------------------------------
                                                                                52,901             66,763
Other Assets                                                         ------------------------------------
Deferred income taxes (Note 8)                                                   9,000                  -
Deposits                                                                         9,504             10,250
                                                                     ------------------------------------
                                                                                18,504             10,250
                                                                     ------------------------------------
                                                                     $       1,140,170      $    959,968
                                                                     ====================================
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------
Current Liabilities
   Note payable, stockholder (Note 3)                                $          40,640      $           -
   Current maturities of capital lease obligations (Note 5)                     15,036             22,110
   Accounts payable                                                            415,214            466,987
   Accrued expenses (Note 7)                                                   151,721            171,184
   Income taxes payable (Note 8)                                                    -              59,750
   Deferred income taxes (Note 8)                                               79,000             10,500
                                                                     ------------------------------------
              Total current liabilities                                        701,611            730,531
Capital Lease Obligations, less current maturities (Note 5)                      2,265             12,479
Deferred Income Taxes (Note 8)                                                      -               4,250
                                                                     ------------------------------------
              Total liabilities                                                703,876            747,260
                                                                     ------------------------------------
Commitments (Notes 4, 5 and 6)

Stockholders' Equity (Notes 11 and 13)
   Common stock, Class A voting,  $.001 par value,
   4,000,000 shares authorized;
      3,005,000 shares issued and outstanding
      1999, 3,000,000 shares issued and outstanding  1998                        3,005              3,000
   Common stock, Class B nonvoting, $.001 par value, 1,000,000
      shares authorized; 3,750 shares issued and outstanding - 1999                  4                  -
   Paid-in capital                                                              15,741              7,000
   Retained earnings                                                           417,544            202,708
                                                                     ------------------------------------
                                                                               436,294            212,708
                                                                     ------------------------------------
                                                                     $       1,140,170      $     959,968
                                                                     ====================================
See Notes to Financial Statements.


GEC North America Corporation
Statements Of Income
Nine Month Period Ended October 2, 1999 and Year Ended December 31, 1998

                                                                                    1999                1998
--------------------------------------------------------------------------------------------------------------------
Consulting revenue (Note 9)                                          $         4,302,651    $     4,801,393
                                                                     ---------------------------------------

Costs and expenses:
   Direct costs                                                                2,950,531          3,211,327
   Selling, general and administrative expenses                                1,049,850          1,245,365
                                                                     ---------------------------------------
                                                                               4,000,381          4,456,692
                                                                     ---------------------------------------

              Operating income                                                   302,270            344,701
                                                                     ---------------------------------------

Other income (expense):
   Interest income                                                                 3,447             14,683
   Interest expense                                                              (7,898)            (3,779)
   Miscellaneous income (Note 7)                                                  47,775                -
                                                                     ---------------------------------------
                                                                                  43,324             10,904
                                                                     ---------------------------------------

              Income before income taxes                                         345,594            355,605

Provision for income taxes (Note 8)                                              130,758            132,533
                                                                     ---------------------------------------

              Net income                                             $           214,836    $       223,072
                                                                     =======================================

See Notes to Financial Statements.



GEC North America Corporation
Statements of Stockholders' Equity (DEFICIT)
Nine Month Period Ended October 2, 1999 and Year Ended December 31, 1998

                                                                               Common Stock
                                                                        ------------------------               Retained
                                                         Common          Class A        Class B     Paid-In    Earnings
                                                          Stock           Voting       Nonvoting    Capital    (Deficit)       Total
------------------------------------------------------------------------------------------------   ---------------------------------
Balance, December 31, 1997                             $ 10,000         $    -         $   -       $    -    $ ( 20,364) $(  10,364)
   Net income                                              -                 -             -            -       223,072     223,072
   Conversion of 25,000 shares of common stock
      into 3,000,000 shares of Class A
      voting common stock                               (10,000)          3,000            -          7,000        -          -
                                                       -----------------------------------------   ---------------------------------
Balance, December 31, 1998                                 -              3,000            -          7,000     202,708     212,708
   Net income                                                                -             -            -       214,836     214,836
   Issuance of 5,000 shares of Class A voting
      common stock for services                            -                  5            -          4,995        -          5,000
   Issuance of 3,750 shares of Class B nonvoting
      common stock for services                            -                 -             4          3,746        -          3,750
                                                       -----------------------------------------   ---------------------------------
Balance, October 2, 1999                               $   -            $ 3,005        $   4       $ 15,741  $  417,544  $  436,294
                                                       =========================================   =================================

See Notes to Financial Statements.

GEC North America Corporation
Statements of Cash Flows
Nine Month Period Ended October 2, 1999 and Year Ended December 31, 1998


                                                                         1999          1998
---------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net income                                                          $214,836     $ 223,072
   Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                                      23,929        29,390
      Provision for doubtful accounts                                    75,000          --
      Compensation expense satisfied by issuance of
        common stock                                                      2,187          --
      Compensation expense satisfied by discharge of
        stockholder note receivable                                        --          54,315
      Deferred income taxes                                              55,250        14,750
      (Increase) decrease in:
        Accounts receivable                                            (203,510)       39,398
        Work in process                                                 (22,678)     (129,564)
        Prepaid expenses                                                  5,572        (5,572)
        Prepaid income taxes and receivables                             (4,579)        1,602
      Increase (decrease) in:
        Accounts payable                                                (51,773)      122,693
        Accrued expenses                                                (12,900)     (303,544)
        Income taxes payable                                            (59,750)       59,750
                                                                       ----------------------
            Net cash provided by operating activities                    21,584       106,290
                                                                       ----------------------
Cash Flows From Investing Activities
   Purchase of equipment                                                (10,067)      (33,365)
   Change in deposits                                                       746       ( 1,758)
                                                                       ----------------------
            Net cash used in investing activities                       (9,321)      ( 35,123)
                                                                       ----------------------
Cash Flows From Financing Activities
   Payments on capital lease obligations                                (17,288)      (26,907)
   Proceeds from stockholder note payable                               100,000
   Payments on stockholder note payable                                 (59,360)      (17,000)
                                                                       ----------------------
            Net cash provided by (used in) financing in activities       23,352       (43,907)
                                                                       ----------------------
            Net increase in cash                                         35,615        27,260
Cash:
   Beginning                                                            113,592        86,332
                                                                       ----------------------
   Ending                                                              $149,207     $ 113,592
                                                                       ======================

                                  (Continued)


GEC North America Corporation
Statements of Cash Flows (Continued)
Nine Month Period Ended October 2, 1999 and Year Ended December 31, 1998



                                                                          1999          1998
---------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow Information
   Cash payments for:
      Interest                                                            7,898     $  34,574
      Income taxes                                                      141,982        70,031

Supplemental Schedule of Noncash Investing and
   Financing Activities
      Accrued compensation paid by issuance of common stock            $  6,563     $
      Capital lease obligations incurred for purchase of equipment          --         30,571
      Conversion of common stock                                            --         10,000

See Notes to Financial Statements.

Note 1.     Summary of Significant Accounting Policies

Nature of business: GEC North America Corporation (the "Company") is an information technology firm providing Oracle application consulting and solutions, with headquarters in Charlotte, North Carolina. The Company provides services to large and medium-sized clients located throughout the United States in discrete and process manufacturing, distribution and general business applications.

Ownership: Prior to May 31, 1998, the Company was a wholly-owned subsidiary of The Gilmartin Corporation. The Companies entered into a Plan of Merger effective as of May 31, 1998, under which The Gilmartin Corporation was merged into GEC North America Corporation. All 25,000 shares of the issued and outstanding common stock held by The Gilmartin Corporation were converted into 3,000,000 shares of the issued and outstanding Class A voting common stock of GEC North America Corporation. In conjunction with the merger, GEC North America Corporation authorized 1,000,000 shares of Class B nonvoting common stock.

A summary of the Company's significant accounting policies follows:

Revenue recognition: The Company recognizes revenue on contracts as time is expended and costs are incurred in providing the services. All revenues relating to services performed but unbilled is accrued as revenue and included on the balance sheet as work in process.

Accounts receivable: An allowance for loss on accounts receivable is provided based on a review of the accounts along with an analysis of historical losses and recoveries. Receivables are written off when deemed to be uncollectible.

Equipment: Equipment is stated at cost. Depreciation is computed by accelerated methods over the estimated useful lives of the assets. The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

Estimated useful lives are as follows:

                                                                   Years
                                                                ------------
Computer equipment and software                                    3 - 5
Furniture and fixtures                                             5 - 7
Equipment acquired under capital leases                            3 - 5

Advertising: The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the nine month period ended October 2, 1999 was $42,931 and for the year ended December 31, 1998 was $26,598.

Use of estimates in preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 1.     Summary of Significant Accounting Policies (Continued)

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal   year:   The   Company   changed  its  fiscal  year  during  1999  to  a
fifty-two/fifty-three week year. The accounting closing date ends on the Saturday nearest to the calendar month end.

Note 2.     Accounts Receivable and Factoring Agreement

The Company had an agreement with a factor which provided for the sale of trade accounts receivable. These receivables were sold with recourse. The agreement was terminated in June 1999.

Under the terms of the agreement, the Company paid a factoring commission which averaged approximately 1.25% and interest charged at 2% above prime on all funds advanced by the factor. There were no advances from the factor at December 31, 1998.

Note 3.     Stockholder Note

The Company has an unsecured note payable to a stockholder. The note is due January 2000 and bears interest at 9.75%. The note balance was paid in full during October 1999.

Note 4.     Line of Credit and Pledged Assets

In June 1999, the Company entered into a credit agreement with a bank which provides for borrowings by the Company of up to $300,000 under a line of credit that expires May 2, 2000. Advances under the line are allowed up to 50% of eligible receivables and any borrowed amounts bear interest at prime plus 1%. Prime at October 2, 1999 was 8.25%. The line is collateralized by substantially all of the Company's assets and is fully guaranteed by the Company's shareholders. There was no outstanding balance on the line of credit at October 2, 1999.

The line of credit agreement contains certain restrictive covenants which require the Company to comply with various financial ratios and maintenance of tangible net worth as of December 31, 1999.


Note 5.     Capital Leases

The Company leases several pieces of office equipment under capital lease agreements that expire at various times from June 2000 through June 2001.

At October 2, 1999, future minimum lease payments under the capital leases are due in future years as follows:

Period ending October 2:                                           Amount
----------------------                                      --------------------
   2000                                                      $            15,927
   2001                                                                    2,347
                                                            --------------------
      Total minimum lease payments                                        18,274
   Less amount representing interest                                         973
                                                            --------------------
      Present value of minimum lease payments                             17,301
   Less current maturities                                                15,036
                                                            --------------------
      Capital lease obligations, less current maturities     $             2,265
                                                            ====================

Note 6.     Operating Leases and Rent Expense

The Company leases office space, office equipment, and vehicles under operating lease agreements with terms ranging from month-to-month to greater than one year. The total commitments under these agreements are due in future years as follows:

Period ending October 2:                                           Amount
-----------------------                                     --------------------
   2000                                                      $            60,870
   2001                                                                   23,505
   2002                                                                    7,782
                                                            --------------------
                                                             $            92,157
                                                            ====================

Rent expense for the nine month period ended October 2, 1999 was $127,823. Rent expense for the year ended December 31, 1998 was $132,762.

Note 7.     Accrued Expenses

Accrued expenses consist of the following as of October 2, 1999 and December 31, 1998:

                                                        1999             1998
                                                 ------------------------------
Accrued payroll                                     $  60,272          $ 71,793
Accrued bonuses                                        74,747            36,375
Accrued stock bonuses                                      -              6,563
Accrued vacation compensation                          16,503             8,479
Accrued payroll tax penalties                              -             47,775
Other accrued expenses                                    199               199
                                                 ------------------------------
                                                    $ 151,721          $171,184
                                                 ===============================

Included in accrued expenses at December 31, 1998 was $47,775 of penalties for failure to remit payroll taxes from 1995 and 1996 in a timely manner. These penalties were abated during 1999 and this amount has been recognized in other income for the period ended October 2, 1999.

Note 8.     Income Taxes

The components of the provision for income taxes as of October 2, 1999 and December 31, 1998 are as follows:

Current tax expense:                                    1999              1998
                                                 -------------------------------
   Federal                                          $ 69,243           $ 93,044
   State                                               6,265             24,739
                                                 ------------------------------
                                                      75,508            117,783
                                                 ------------------------------
Deferred tax expense:
   Federal                                            45,500             12,000
   State                                               9,750              2,750
                                                 ------------------------------
                                                      55,250             14,750
                                                 ------------------------------
                                                    $130,758           $132,533
                                                 ===============================

Income tax expense differs from the amounts computed by applying the statutory federal income tax rate to income before taxes as a result of the following:

                                                        1999              1998
                                                 -------------------------------
Computed "expected" tax expense                     $117,502           $120,906
 Increase (decrease) in income taxes
    resulting from:
   State income tax, net of federal income            16,335             22,275
    tax benefit
   Nondeductible expense items                        (4,511)             3,989
   Other, net                                          1,432            (14,637)
                                                 -------------------------------
                                                    $130,758           $132,533
                                                 ===============================

Net deferred tax liabilities consist of the following components as of October 2, 1999 and December 31, 1998:

                                                        1999              1998
                                                 -------------------------------
Deferred tax assets:
   Depreciation and amortization                    $   9,000          $    -
                                                 -------------------------------

Deferred tax liabilities:
   Depreciation and amortization                        -                 4,250
   Work in process unbilled revenue, net               79,000            10,500
      of expenses                                -------------------------------
                                                       79,000            14,750
                                                 -------------------------------
                                                    $ (70,000) $        (14,750)
                                                 ===============================

The components giving rise to the net deferred tax liabilities described above have been classified on the accompanying balance sheet as of October 2, 1999 and December 31, 1998 as follows:

                                                        1999              1998
                                                  ------------------------------
Noncurrent asset                                    $   9,000          $     -
Current liabilities                                   (79,000)          (10,500)
Noncurrent liabilities                                     -             (4,250)
                                                  ------------------------------
                                                    $ (70,000)         $(14,750)
                                                  ==============================

Note 9.     Major Customers

Consulting revenues include revenues to the following major customers for the period ended October 2, 1999 and the year ended December 31, 1998 together with the receivables due from the customers as of October 2, 1999 and December 31, 1998:


                                 1999                                1998
                ----------------------------------------------------------------------
                  Amount of           Accounts           Amount of         Accounts
Customer          Revenues            Receivable         Revenues          Receivable
                ----------------------------------------------------------------------
   A            $ 1,650,608         $  190,288           $  -              $   -
   B                816,009            175,638              -                  -
   C                527,847            160,037              -                  -
   D                     -                 -              2,272,491         212,925
   E                     -                 -                668,773          51,665
   F                     -                 -              1,007,327          30,971
                ----------------------------------------------------------------------
                $ 2,994,464         $  525,963           $3,948,591        $295,561
                ======================================================================

Because of the nature of the Company's business, the major customers will vary between years.

Note 10.     Bonus Plan

The Company pays discretionary bonuses to their key employees. The amount of this bonus charged to compensation expense was $74,747 for the nine month period ended October 2, 1999 and $286,375 for the year ended December 31, 1998.

Note 11.    Stock Bonus

The Company has authorized 20,000 shares of Class A voting common stock and 35,000 shares of Class B nonvoting common stock to be granted to certain key employees. The Company accounts for the fair value of grants in accordance with the FASB Statement No. 123. The employees earn compensation during the vesting period determined by the fair market value of the Company's common stock. These shares are vested at the rate of 25 percent per year, with full vesting in four years. The Company issued 5,000 shares of Class A voting stock and 3,750 shares of Class B nonvoting stock to these employees in 1999. The amount of this bonus charged to compensation expense was $2,187 for the nine month period ended October 2, 1999 and $6,563 for the year ended December 31, 1998.

Note 12.     401(k) Plan

The Company has a 401(k) retirement plan for the benefit of its employees. The plan is available to employees that are at least 21 years old and have completed one year of service, as defined by the plan. Contributions by the Company are discretionary. No contributions were made for the nine month period ended October 2, 1999 or the year ended December 31, 1998.

Note 13.     Subsequent Event

On December 9, 1999, the Company and the stockholders entered into an agreement to sell all of the issued and outstanding Class A voting and Class B nonvoting common stock to Exigent International, Inc.

Item 7(b) - Pro Forma Financial Information

                           EXIGENT INTERNATIONAL, INC.
                   UNAUDITED COMBINED PRO FORMA BALANCE SHEETS
                               SEPTEMBER 30, 1999



                                                           Historical                            Exigent
                                                   --------------------------    Pro Forma      Pro Forma
                                                      EXIGENT        GEC        Adjustments     Combined
                                                   --------------  ----------   ----------------------------

CURRENT ASSETS
  Cash and cash equivalents                        $   673,198    $  149,207   $  (550,000)   $   272,405
  Accounts receivable, pledged                       1,971,540       709,625      (226,620)     2,454,545
  Costs and estimated earnings in excess of
      billings on uncompleted contracts, pledged     5,584,254       205,354          -         5,789,608
  Prepaid expenses                                      17,462          -             -            17,462
  Deferred income taxes                                595,000         9,000          -           604,000
  Income taxes receivable                              843,938         4,579          -           848,517
                                                   -----------    ----------   ------------   -----------
  TOTAL CURRENT ASSETS                               9,685,392     1,077,765      (776,620)     9,986,537
                                                   -----------    ----------   ------------   -----------

  NET PROPERTY AND EQUIPMENT                         1,661,116        52,901          -         1,714,017
                                                   -----------    ----------   ------------   -----------


OTHER ASSETS
  Software development costs, net of
  accumulated amortization                           4,836,691          -                       4,836,691
  Goodwill                                                -             -        2,804,205      2,804,205
  Deposits                                              79,412         9,504                       88,916
  Cash surrender value of life insurance                17,028          -                          17,028
                                                   -----------    ----------   ------------   -----------
  TOTAL OTHER ASSETS                                 4,933,131         9,504     2,804,205      7,746,840
                                                   -----------    ----------   -----------    -----------
  TOTAL ASSETS                                     $16,279,639    $1,140,170   $ 2,027,585    $19,447,394
                                                   ===========    ==========   ===========    ===========


See accompanying notes to unaudited combined pro forma financial statements.

                                         EXIGENT INTERNATIONAL, INC.
                                  UNAUDITED COMBINED PRO FORMA BALANCE SHEETS
                                             SEPTEMBER 30, 1999


                                                            Historical                         Exigent
                                                  ----------------------------  Pro Forma     Pro Forma
                                                      EXIGENT        GEC       Adjustments    Combined
                                                   -------------- ----------   -------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Line of credit                                   $   811,734    $     -       $1,463,879   $ 2,275,613
  Accounts payable                                     251,796       415,214                     667,010
  Accrued expenses                                   2,874,362       151,721                   3,026,083

  Billings in excess of costs and estimated
  earnings on uncompleted contracts                    789,424        -                          789,424
  Income taxes payable                                 225,658        -                          225,658

  Current portion of subordinated notes                  -            -            250,000       250,000
  Current portion, long-term debt                      245,786        55,676          -          301,462
                                                   -----------    ----------    ----------   -----------
  TOTAL CURRENT LIABILITIES                          5,198,760       622,611     1,713,879     7,535,250
                                                   -----------    ----------    ----------   -----------


LONG-TERM LIABILITIES
  Subordinated notes                                     -            -            750,000       750,000
  Long-term debt, less current portion                 331,627         2,265         -           333,892
  Deferred income taxes                              1,355,000        79,000         -         1,434,000
  Other liabilities                                -----------    ----------    ----------    ----------

  TOTAL LONG-TERM LIABILITIES                        1,686,627        81,265       750,000     2,517,892
                                                   -----------    ----------    ----------   -----------
  TOTAL LIABILITIES                                  6,885,387       703,876     2,463,879    10,053,142
                                                   -----------    ----------    ----------   -----------

STOCKHOLDERS' EQUITY
  Class A Preferred Shares, $.01 par value
  5,000,000 shares authorized, 68,841  and 609,882
  issued and outstanding at September 30, 1999 and
  December 31, 1998,at $2.50 per share
  liquidation/dissolution preference                       688                                       688

  Common Shares,  $.01 par value, 40,000,000
  shares authorized, 4,817,788 and 4,130,103
  issued and outstanding at September 30, 1999 and
  December 31, 1998, respectively                       48,179         3,009        (3,009)       48,179
  Paid in capital                                    2,427,189        15,741       (15,741)    2,427,189
  Retained earnings                                  6,918,196       417,544      (417,544)    6,918,196
                                                   -----------    ----------    ----------   -----------
  TOTAL STOCKHOLDERS' EQUITY                         9,394,252       436,294      (436,294)    9,394,252
                                                   -----------   -----------   -----------   -----------
  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $16,279,639   $ 1,140,170   $ 2,027,585   $19,447,394
                                                   ===========   ===========   ===========   ===========


See accompanying notes to unaudited combined pro forma financial statements.

                           EXIGENT INTERNATIONAL, INC.
                 UNAUDITED COMBINED PRO FORMA STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                            Historical                         Exigent
                                                  ----------------------------  Pro Forma     Pro Forma
                                                      EXIGENT        GEC       Adjustments    Combined
                                                  --------------- ----------   --------------------------

REVENUES                                          $ 27,411,683    $4,302,651                 $ 31,714,334

COST OF SALES                                       20,188,462     2,950,531                   23,138,993
                                                  ------------    ----------                  -----------

GROSS PROFIT                                         7,223,221     1,352,120         -          8,575,341


GENERAL AND ADMINISTRATIVE EXPENSES                  6,439,644     1,049,850       210,315 (1)  7,699,809

RESEARCH AND DEVELOPMENT COSTS                         189,368         -                          189,368
                                                  ------------    ----------    ----------    -----------
OPERATING INCOME                                       594,209       302,270      (210,315)       686,164
                                                  ------------    ----------    ----------    -----------

OTHER INCOME (EXPENSE)

      Interest income                                   20,196         3,447                       23,643

      Interest expense                                 (37,178)       (7,898)                     (45,076)

      Loss on disposal of fixed assets                  (6,620)         -                          (6,620)

      Other, net                                        12,407        47,775                       60,182
                                                  ------------   -----------   -----------    -----------

TOTAL OTHER INCOME (EXPENSE)                           (11,195)       43,324          -            32,129
                                                  ------------   -----------   -----------    -----------


INCOME BEFORE INCOME TAXES                             583,014       345,594      (210,315)       718,293

INCOME TAX EXPENSE                                     233,206       130,758                      363,964
                                                  ------------   -----------   -----------    -----------

NET INCOME                                        $    349,808   $   214,836   $ (210,315)   $    354,329
                                                  ============   ===========   ===========   ============

EARNINGS PER SHARE - BASIC                        $       0.08                               $       0.08
                                                  ============   ===========   ===========   ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC   4,378,687             0             0      4,378,687
                                                  ============   ===========   ===========   ============

EARNINGS PER SHARE - DILUTED                      $       0.06                               $      0.06
                                                  ============   ===========   ===========   ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
DILUTED                                              5,525,734             0             0      5,525,734
                                                  ============   ===========   ===========   =============


See accompanying notes to unaudited combined pro forma financial statements.

                                    EXIGENT INTERNATIONAL, INC.
                           UNAUDITED COMBINED PRO FORMA STATEMENT OF INCOME
                               FOR THE YEAR ENDED DECEMBER 31, 1998


                                                            Historical                         Exigent
                                                  ----------------------------  Pro Forma     Pro Forma
                                                      EXIGENT        GEC       Adjustments    Combined
                                                  --------------- ----------   --------------------------
REVENUES                                          $ 34,121,431   $ 4,801,393   $    -        $38,922,824
COST OF SALES                                       24,592,647     3,211,327        -         27,803,974
                                                  ------------   -----------   -----------   ------------
GROSS PROFIT                                         9,528,784     1,590,066        -         11,118,850

GENERAL AND ADMINISTRATIVE EXPENSES                  8,289,899     1,245,365       280,420 (1) 9,815,684

RESEARCH AND DEVELOPMENT COSTS                         182,872         -            -            182,872
                                                  ------------   -----------   -----------   ------------
OPERATING INCOME (LOSS)                              1,056,013       344,701      (280,420)    1,120,294
                                                  ------------   -----------   -----------   ------------

OTHER INCOME (EXPENSE)
      Interest income                                   47,827        14,683        -             62,510

      Interest expense                                (179,808)       (3,779)       -           (183,587)

      Gain (loss) on disposal of fixed assets            3,292          -           -              3,292

      Other, net                                        (6,173)         -           -             (6,173)
                                                  ------------   -----------   -----------   ------------
TOTAL OTHER INCOME (EXPENSE)                          (134,862)       10,904        -           (123,958)
                                                  ------------   -----------   -----------   ------------

INCOME (LOSS) BEFORE INCOME TAXES                      921,151       355,605      (280,420)       996,336

INCOME TAX EXPENSE                                     301,846       132,533        -             434,379
                                                  ------------   -----------   -----------   ------------

NET INCOME (LOSS)                                 $    619,305   $   223,072   $ (280,420)   $    561,957
                                                  ============   ===========   ===========   ============

EARNINGS (LOSS) PER SHARE - BASIC                 $       0.15                               $       0.14
                                                  ============   ===========   ===========   ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC          4,034,039             0             0      4,034,039
                                                  ============   ===========   ===========   ============

EARNINGS (LOSS) PER SHARE - DILUTED               $       0.12                               $       0.11
                                                  ============   ===========   ===========   ============

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED        5,157,531             0             0      5,157,531
                                                  ============   ===========   ===========   ============


See accompanying notes to unaudited combined pro forma financial statements.


Note 1 - Pro Forma Financial Information

On December 9, 1999 Exigent International, Inc. ("Exigent") acquired all of the outstanding shares of common stock of GEC North America Corporation ("GEC"), a privately held corporation providing Oracle(R) Application consulting and solutions to large and medium-sized clients in discrete and process manufacturing, distribution and general business applications.

The unaudited combined pro forma financial statements give effect to the acquisition by Exigent of all of the outstanding stock of GEC. This acquisition was accounted for using the purchase method of accounting. These statements are based on the historical financial statements of Exigent and GEC and assumptions set forth below and in the notes to the unaudited combined pro forma financial statements. The unaudited combined pro forma financial statements give effect to the GEC acquisition as if it had occurred on January 1 of the period presented. The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the estimates regarding allocation of the purchase price of GEC are not expected to differ materially from those represented in the combined pro forma statements and notes below. The unaudited combined pro forma financial data presented herein are not necessarily indicative of the results that Exigent would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of Exigent. The unaudited combined pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A, together with the audited financial statements and the notes thereto included in the Exigent Form 10-K for the period ended December 31, 1998 and the unaudited financial statements and the notes thereto included in the Exigent Form 10-Q for the period ended September 30, 1999.

Note 2 - Historical

The unaudited combined pro forma statements of income for the year ended December 31, 1998 include the historical results of both Exigent and GEC. The unaudited combined pro forma statement of income for the nine months ended September 30, 1999 include the results of Exigent and GEC.

Note 3 - Pro Forma Adjustments

The combined pro forma statements of income have been adjusted to reflect the following pro forma adjustments:

1. The pro forma combined statements of income for the year ended December 31, 1998 and the nine months ended September 30, 1999 include increases of $280,420 and $210,315, respectively, in general and administrative expenses to reflect the amortization of goodwill recognized in connection with the acquisition over the estimated useful life.

Note 4 - Background

     On December 9, 1999, Exigent completed the acquisition of GEC by exchanging $3,270,000 of cash and subordinated promissory notes for all of the voting and non-voting shares of GEC common stock. The acquisition of the assets and liabilities was accounted for using the purchase method of accounting whereby the consideration paid of $3,270,000 is being allocated based on the fair values of the assets and liabilities acquired with the excess consideration over the fair value of tangible assets recorded as intangible assets. In addition, at the closing date two shareholders of GEC purchased certain accounts receivable totaling $226,620 from GEC and reimbursed GEC for previously paid expenses in the amount of $29,501. These transactions were performed pursuant to the stock purchase and sale agreement.

Total consideration for the acquisition is as follows:

Cash Paid                                           $ 2,013,879
Promissory note                                       1,000,000
Liabilities assumed                                     703,876
                                              ------------------

Total purchase price                                $ 3,717,755
                                              ==================


The purchase price was allocated to the assets acquired based on their fair market values as follows:

Cash and cash equivalents                            $  149,207
Accounts receivable                                     483,005

Other current assets                                    218,933

Property, plant and equipment                            52,901

Other tangible assets                                     9,504
                                              ------------------

Total tangible assets acquired                          913,550

Goodwill                                              2,804,205
                                              ------------------

Total assets acquired                               $ 3,717,755
                                              ==================



The total purchase price paid in excess of the GEC tangible assets is allocated entirely to Goodwill and will be amortized over a ten-year period.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Exigent International, Inc.

Dated:
December 30, 1999                  By: /s/ B.R. Smedley
                                       ----------------------------------------
                                   B.R."Bernie" Smedley, Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT        DESCRIPTION

2.1 Agreement for Purchase and Sale of Stock dated as of November 19, 1999 among GEC Acquisition Corporation, Exigent International, Inc., GEC North America Corporation, Roger A. Gilmartin, Jacqueline R. Gilmartin, Deborah M. Bowen and Mark W. Brydges.

23.1           Consent of McGladrey & Pullen, LLP